Exhibit 10.32

Execution Version

AMENDED & RESTATED EXCLUSIVE

LICENSE AND DISTRIBUTION AGREEMENT

This Amended and Restated Exclusive License and Distribution Agreement (the “Agreement”) is entered into this 15th day of December , 2009 and shall become effective upon receipt by Reduct (as defined in the Preamble) of the 2009 Minimum Purchase Quantity set forth in Schedule 2.1 hereto (the “Effective Date”), by and among Reduct NV, a company organized and existing under the laws of Belgium with a registered office at Molenberglei 42, B-2627 Schelle, Belgium (“Reduct”), Geospatial Holdings, Inc., a Nevada corporation having an office and its principal place of business at 229 Howes Run Road, Sarver, Pennsylvania 16055, on behalf of itself and its wholly owned subsidiary Geospatial Mapping Systems, Inc. (“Licensee”), and only with respect to the warrant grants pursuant to Section 2.3 hereof, Delta Networks, SA, a company incorporated under the laws of Luxembourg (“Delta Networks”).

RECITALS

WHEREAS, Reduct and a wholly owned affiliate of Licensee entered into that Exclusive License and Distribution Agreement (the “Original License”) on August 3, 2006, pursuant to which Reduct granted to Licensee an exclusive right and license to promote, market, use, and distribute of certain Reduct products and technology (the “Products” as further described in Section 1.2 below and as may be updated and improved by Reduct) in the Territory (as further described in Section 1.1 below);

WHEREAS, the Original License was subsequently amended and modified on June 6, 2007, December 21, 2007, March 21, 2008, April 17, 2008, December 18, 2008, March 10, 2009, and March 31, 2009 (collectively, the “Amendments”); and

WHEREAS, Reduct and Licensee desire to amend and restate the Original License in its entirety on the terms set forth herein such that the Original License and the Amendments are of no further force and effect and so that this Agreement constitutes the entire understanding between the parties.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth below, the parties agree as follows:

ARTICLE I: APPOINTMENT AND LICENSE GRANT

1.1 Scope of Appointment; License Grant. Reduct hereby appoints Licensee, and Licensee hereby accepts such appointment, as an independent and exclusive licensee and distributor for the Products to any individual or entity in the jurisdictions set forth on Exhibit A (the “Territory”). Reduct hereby grants Licensee a non transferable exclusive right and license to market, advertise, promote, distribute, use, offer for sale, sell, direct import from Reduct, and lease the Products, in the Territory in strict accordance with the terms and conditions of this Agreement. Reduct shall refer any and all persons or entities from the Territory who contact

Reduct to Licensee and Reduct agrees not to knowingly discuss sales or pricing terms of the Products with anyone in the Territory. “Intellectual Property Rights” means all (a) patents (including without limitation, all patent applications and divisions, continuations, continuations-in-part, renewals, reissues, reexaminations and extensions of the foregoing, as applicable); (b) rights associated with works of authorship and industrial design rights, including copyrights; and (c) rights relating to the protection of trade secrets and know how. Reduct’s “Intellectual Property” does not include Reduct’s Trademarks.

1.2 Products Covered. “Products” shall mean the pipeline mapping system products set forth on Exhibit B. Reduct may amend or supplement its range of Products from time to time. Except as specifically approved by Reduct, during the term of this Agreement, Licensee shall not purchase any products in conflict with Reduct’s Intellectual Property Rights and Reduct Trademarks or substantially similar to the Products from any other supplier or manufacturer of such products.

1.3 Sublicensees. Licensee may market, distribute, sell or lease the Products directly to end-users or, with written approval of Reduct, through Licensee’s sublicensees, resellers or agents and will assure at all times that such sublicensees, resellers or agents operate in accordance with this Agreement. Licensee shall be liable for the actions, omissions, and performance of such sublicensees, resellers or agents except for fraud, willful misconduct or gross negligence on the part of such sublicensees, resellers or agents.

1.4 No Licensee Sales Outside the Territory. Licensee shall not knowingly, directly or indirectly, market, distribute, export, sell, service or lease the Products outside the Territory.

1.5 Sales by Sublicensees, Resellers or Agents Outside the Territory. Licensee shall not permit any sublicensees, resellers or agents to market, distribute, export, sell, deliver, service or lease the Products outside the Territory, directly or indirectly, to purchasers within the Territory whom Geospatial has reasonable reason to believe intend to use the Products outside the Territory or re-sell the Products to an entity located outside the Territory, without prior written approval from Reduct. In addition, Licensee shall require its end-users to agree in writing that they will not, directly or indirectly, market, distribute, export, sell, deliver, service or lease the Products outside the Territory. Licensee, its sub-licensees, resellers and agents shall not be liable to Reduct if the end-users export, sell, use or lease such Products outside the Territory provided that Licensee complies with the foregoing sentence. Both Parties will agree on a course of action to restrict or limit such distribution outside the Territory.

1.6 Improvements. Any inventions or improvements in the Products by Licensee, which arise as a result of access to the Products shall be the sole and exclusive property of Reduct and shall be licensed to Licensee under the terms and conditions of this Agreement. However, if Licensee makes a significant contribution to the improvement, modification, enhancement or adaptation of the Products, Reduct shall not charge any addition to the Licensee’s Purchase Price to use that improvement, modification, enhancement or adaptation for the Term.

1.7 Intellectual Property Protection. Reduct will use commercially reasonable efforts to prepare, file, prosecute, maintain and extend patents, patent applications, copyright registrations and copyright applications for Intellectual Property covering the Products, Product components and related services in the Territory (collectively, “IP Registrations”).

1.8 Enforcement Against Third Parties.

A. In the event that Reduct or Licensee becomes aware of actual or threatened infringement of any Reduct Intellectual Property or Trademark, it will promptly notify the other party in writing. Reduct will have the first right but not the obligation to bring, at its own expense, an enforcement action against any third party. If Reduct does not commence a particular enforcement action within 90 days, Licensee, after notifying Reduct in writing, will be entitled to bring the enforcement action at its own expense and to use Reduct’s name in connection therewith, and Reduct will cooperate with Licensee and take such actions as are reasonably necessary for Licensee to bring and prosecute the enforcement action, at Licensee’s expense. During the Term, no settlement of an action will be made by Reduct or Licensee without the prior written consent of the other party if such settlement would adversely affect the rights of the other party, such consent not to be unreasonably withheld, conditioned or delayed. In any event, Reduct and Licensee will assist one another and cooperate in any such litigation at the other’s reasonable request at the expense of the requesting party, and, if a party is necessary in order to institute or maintain an infringement suit by the other party as defined by law, that party will join such suit and may, in its discretion, be represented by its own counsel at its own expense.

B. Reduct and Licensee have the right to recover their respective actual out-of-pocket expenses, or proportionate share thereof, in connection with any litigation or settlement thereof from any recovery made by the other party. Any excess amount will be shared between Reduct and Licensee in an amount proportional to their respective expenses.

C. The parties will keep one another reasonably informed of the status of their respective activities regarding any such litigation or settlement thereof.

1.9 Bankruptcy. If Reduct is under any proceeding under applicable bankruptcy law and the trustee in bankruptcy of Reduct, or Reduct, as a debtor in possession, rightfully elects to reject this Agreement, Licensee may retain any and all of Licensee’s rights hereunder, to the maximum extent permitted by law, provided that Reduct, as debtor in possession, is not otherwise legally permitted to terminate this Agreement as provided in Article IX hereof.

ARTICLE II: OBLIGATIONS OF LICENSEE

2.1 Minimum Purchase Quantities.

A. Licensee shall purchase sufficient Products to meet the minimum purchase quantities (the “Minimum Purchase Quantity”) set forth in Schedule 2.1 to this Agreement during the Initial Term (defined in Section 8.1) and during the Renewal Term (if any). The Minimum Purchase Quantities are due periodically throughout each calendar year as set forth in more detail in Schedule 2.1. Licensee shall order the Products pursuant to Article IV and make payment therefore pursuant to Article V.

B. In the event that the Agreement is renewed by Licensee as provided under Article VIII, the Minimum Purchase Quantity for each Renewal Term (defined below in Section 8.2) shall be increased by 15% per annum during each Renewal Term.

2.2 Additional Payments.

A. Licensee shall also make a payment to Delta Networks (i) on signing of this Agreement in an amount of one hundred thousand dollars (US$100,000), and (ii) in 2010 in the amount of three million dollars (US$3,000,000). Licensee shall not be entitled to receive Products on account of these two payments and the payment made pursuant to subsection (ii) of this Section 2.2 A shall be paid by no later than December 15, 2010.

B. In addition to the Minimum Purchase Quantity due in 2011 (as set forth in more detail on Schedule 2.1), Licensee shall also order four million dollars (US$4,000,000) worth of Products from Reduct in 2011 and shall submit orders and make payment for such Products on the same schedule as the Minimum Purchase Quantity for 2011.

C. Licensee has agreed to acquire a calibration table as part of the initial 2009 order, and as a result Reduct has agreed to reduce the annual maintenance fee by all physical calibration charges for all probes purchased by Licensee.

2.3 Warrant Grant. Licensee and Delta Networks, the owner of one hundred percent 100% of the outstanding common stock of Reduct, hereby enter into a warrant agreement attached hereto as Exhibit C (the “Warrant Agreement”) pursuant to which Licensee grants to Delta Networks a warrant to:

A. purchase three million (3,000,000) shares of common stock of Licensee at a purchase price per share of fifty cents (US$ 0.50). This warrant shall expire on December 31, 2012; and

B. purchase five hundred thousand (500,000) shares of common stock of Licensee at a purchase price per share of forty two and one half cents (US$ 0.425). This warrant shall expire on December 31, 2013, (each of the warrants described respectively in Section 2.3A and 2.3B a “Warrant” and, collectively, the “Warrants”).

2.4 Marketing And Product Support. Licensee shall use commercially reasonable efforts to promote the marketing and sale of the Products within the Territory. Reduct agrees to provide a reasonable and sufficient amount of technical and technological support (including, but not limited to, sales personnel training, product demonstrations and promotional “roadshows”) as and when reasonably requested by Licensee to facilitate sales by Licensee, including following the launch of new or improved products. The parties acknowledge and agree that any technical and technological support contemplated by this Agreement shall be provided by Reduct to Licensee at a facility in the Territory designated by Licensee, provided that Licensee reimburses Reduct for reasonable travel and lodging expenses incurred in connection therewith.

2.5 Licensee Prices. Prices for the sale by Licensee of the Products in the Territory shall be established and revised from time to time by Licensee in its sole discretion.

2.6 Costs and Expenses. Licensee shall be responsible for all costs and expenses relating to its obligations under this Agreement including but not limited to this Article II, except as expressly indicated otherwise.

ARTICLE III: OBLIGATIONS OF REDUCT

3.1 Supply of the Products. Reduct shall undertake the following:

A. Make commercially reasonable efforts to manufacture, assemble and ship the Products and any required replacement products, ordered under Article IV and paid for under Article V below, to Licensee in accordance with the delivery schedule as provided in the accepted P.O. (defined in Section 4.1 below). Notwithstanding the above, in the event that Licensee has, with the prior written agreement of Reduct, committed to an agreed delivery timetable to its customers, Reduct shall use its best efforts to adhere to that agreed delivery timetable.

B. Keep Licensee informed of the Products manufacturing availability. In the event of a shortfall in manufacturing capacity, Reduct will use commercially reasonable efforts to provide Licensee with timely manufacturing capacity. Failure of Licensee to meet the Minimum Quantity caused solely by Reduct’s failure to keep Licensee informed of the non-availability of the Products or Reduct’s inability to meet its scheduled shipment date or to supply the Products to meet Licensee’s accepted orders shall not constitute a breach of the Agreement by Licensee.

C. During the Initial Term and Renewal Term (collectively, the “Term”), grant Licensee the right to distribute in the Territory all other forms of pipeline mapping systems developed or manufactured (or to be manufactured) by Reduct and intended to be marketed for sale to customers, including pipeline mapping systems developed or manufactured by third parties under license from, or instruction of, Reduct and all variations of the pipeline mapping systems referred to in Exhibit B (together, the “New Product”). In the event that any such New Product is developed, Reduct agrees to notify Licensee at least thirty (30) days prior to the introduction of the New Product to the market elsewhere and agrees to make the New Product available to Licensee under this Agreement no later than the date Reduct first offers the New Product for sale elsewhere. If Licensee elects to market and promote the New Product pursuant to this Agreement, Reduct shall provide equivalent level of technical and technological support with respect to such New Product to Licensee as it is providing for the Products hereunder. The parties’ obligations under this Agreement shall apply to the New Products, mutatis mutandis. Sale of the New Products by Licensee shall count towards meeting the Minimum Quantity which shall be adjusted to reflect the value of the New Products sold during the relevant Initial Term or Renewal Term (as the case may be).

3.2 Marketing Assistance and Training. Reduct shall undertake the following:

A. Make available to Licensee a reasonable quantity of Product literature and promotional materials in a form suitable for reproduction or duplication by Licensee. Licensee may also purchase, at its expense, additional quantities of materials from Reduct. All such materials supplied to Licensee shall be in English.

B. Answer promptly any queries concerning the Products or applications thereof that Licensee may submit to Reduct in connection with proposed marketing campaigns or contemplated sales.

C. Upon the request of Licensee and subject to Licensee agreeing to reimburse Reduct’s reasonable costs and expenses, provide suitably qualified personnel to participate in marketing activities of Licensee within the Territory. The timetable for such marketing activities shall be agreed between Licensee and Reduct. Reduct shall not be required to participate in more than two such marketing activities per year.

D. Upon written request of Licensee, Reduct, or any authorized party appointed by Reduct, shall provide training on the operation, repair and maintenance of the Products to Licensee’s technicians. Upon request of Licensee, Reduct shall provide this training at a facility designated by Licensee, provided that Licensee reimburses Reduct for reasonable travel and lodging expenses incurred in connection therewith.

3.3 Parallel Imports. Reduct shall not permit the sale of the Products to purchasers within the Territory or to purchasers outside the Territory whom Reduct has reasonable reason to believe intend to use the Products in the Territory or re-sell the Products to an entity located in the Territory. In addition, Reduct shall require its licensees to agree in writing that they will not market, distribute, export, sell, deliver, service or lease the Products into the Territory. Reduct shall not be liable to Licensee if the end-users export, sell, use or lease such Products into the Territory provided that Reduct complies with the foregoing sentence. Both Parties will agree on a course of action to restrict or limit such distribution into the Territory.

3.4 Third Party Inquiries. During the Initial Term and the Renewal Term (each as defined in Article VIII below), Reduct shall refer to Licensee all inquiries regarding the Products from within the Territory.

ARTICLE IV: ORDERING AND DELIVERY OF THE PRODUCTS

4.1 Purchase Order. Licensee shall submit all orders for Products to Reduct via a purchase order (each a “P.O.”) at the email address and facsimile number set forth in Section 15.4. As soon as practicable after receipt of a P.O., Reduct will notify Licensee in writing whether Licensee’s order for Products is accepted or rejected and, if accepted, of the date or dates on which delivery is expected to be made (the “Acceptance Notice”). Reduct will use its best efforts to fill all orders placed by Licensee on the delivery dates specified by Licensee.

Upon issuance by Reduct of the Acceptance Notice, the P.O and Acceptance Notice shall constitute a contract in accordance with the terms and conditions of this Agreement, and shall be deemed an offer by Licensee to purchase the Products listed therein. In the event that Licensee is required by an end-user to commit to a delivery timetable, Licensee shall not make such commitment without first consulting Reduct and obtaining Reduct’s written commitment to the delivery timetable.

4.2 Shipment and Delivery; Title and Risk of Loss and Damage. Reduct shall ship the Products EXW (Incoterms) Reduct with risk of loss and damage passing to Licensee upon shipment EXW (Incoterms) Reduct.

4.3 Acceptance. Licensee shall inspect the Products promptly upon receipt thereof and may reject any Products which are defective in any way. Products not rejected by written notification to Reduct within fourteen (14) days of receipt shall be deemed to have been accepted. Rejected Products shall be returned freight prepaid to Reduct within ten (10) calendar days of rejection. As soon as possible Reduct shall, at its option and expense, either repair or replace such rejected Products. Reduct shall prepay transportation costs back to Licensee and shall reimburse Licensee for any costs of transportation incurred by Licensee in connection with the return to Reduct of such properly rejected Products.

ARTICLE V: PRICES AND PAYMENTS

5.1 Licensee’s Purchase Price. The prices for the Products purchased by Licensee shall be those specified in Reduct’s Products price list attached hereto as Exhibit D. These prices shall not be higher than those offered for similar Products and similar volumes of Products to other licensees, distributors or agents of Reduct, nor shall Reduct sell Products to other licensees, distributors or agents on terms that are more favorable than those set forth herein. Except as expressly stated otherwise, prices set forth in Exhibit D do not include any existing or future taxes, tariffs, fees, duties, or levies whatsoever applicable to the Products sold under this Agreement.

5.2 New Price Lists. Reduct shall provide a new price list to Licensee from time to time. Reduct may increase the prices set forth in its then-applicable published price list by providing written notice to Licensee not less than ninety (90) days prior to the effective date of the new price list. In the event of a price increase, such increase will apply to all accepted P.O.s issued by Licensee after the effective date of the increase. In the event of a price decrease, such decrease will apply to accepted P.O.s issued by Licensee after the effective date of such decrease.

5.3 New Products. The prices for all New Products shall also be determined by Reduct from time to time, subject to the same principles as set out in Section 5.1 and Section 5.2.

5.4 Invoice and Payment Terms.

A. Reduct shall invoice Licensee simultaneously with the issuance by Reduct of an Acceptance Notice. The invoice shall be sent by facsimile transmission or electronic mail and shall set forth the total purchase price (the “Purchase Price”) of all Products included in the order, as well as all charges owed by Licensee under this Article V. The invoice shall also provide Licensee’s P.O. number allocable to the order, a description of the Products or component parts being manufactured and assembled, the price of all Products reflected in the P.O. and any discount in effect for the Products. At that time Reduct shall also provide Licensee with a current statement of account listing any and all outstanding invoices and any payments made or credits given since the previous statement.

B. Except as otherwise specifically provided in Section 2.1, Section 8.1 and Schedule 2.1 of this Agreement, upon receipt of Reduct’s invoice, Licensee shall pay Reduct one hundred percent (100%) of the total Purchase Price for such Products. All payments to Reduct for the Products in accordance with this Section 5.4B shall be made to:

Beneficiary:	Reduct NV
Bank:	KBC Bank
Address:	Trade Mart, Atomiumsquare 120
1080 Brussels, Belgium

Account No:	735-0030244-65
IBAN:	BE18 7350 0302 4465
BIC:	KREDBEBB

US Corresponding Bank:	KBC Bank, New York
Account No:	026008248
BIC:	KREDUS33

ARTICLE VI: TRADEMARKS, TRADE NAMES

6.1 Trademarks and Trade Names. Licensee acknowledges that Reduct owns or has rights to (i) the name Reduct NV and any abbreviations thereof and (ii) any and all of Reduct’s trademarks, words and design marks, trade names, service marks, trade logos and trade dress, and foreign language equivalents thereof, including those described in Schedule 6.1 hereto (collectively, the “Trademarks”), and as each may be unilaterally amended from time to time (whether registered or not). Licensee acknowledges the exclusive ownership by Reduct, subject only to the grant of any exclusive license of Reduct in and to the Trademarks used in connection with any of the Products. Licensee agrees that it will not procure either directly or indirectly the registration of any Trademark without the written consent of Reduct. Licensee recognizes the validity of Reduct’s right to use the Trademarks and agrees not to take any action that would adversely affect the Trademarks or their ownership.

ARTICLE VII: PATENTS & COPYRIGHTS

7.1 Reduct Patents. Licensee acknowledges that Reduct owns or has rights to patents, pending or otherwise, that relate to the working or form part of the Products. Schedule 7.1 sets forth a list of all such patents (relevant for the Territory) as of the date first set forth on this Agreement.

7.2 Patent & Copyright Indemnity. Reduct will defend, indemnify and hold Licensee and its sublicensees and its and their customers harmless from any Claims asserted against, imposed upon or incurred by Licensee or any of its sublicensees or any of its or their customers arising out of or relating to a claim that the Products infringe or otherwise violate any patent right, design patent right, copyright, trade secret or other intellectual property or proprietary right of any third party. Licensee will promptly notify Reduct of the claim, furnish Reduct a copy of each writing relating to the claim and give Reduct authority, information and assistance (at Reduct’s expense) necessary to defend or settle the claim. Reduct will not settle the claim without Licensee’s prior written consent if such settlement would adversely affect the rights of the other Party, such consent not to be unreasonably withheld, conditioned or delayed. This obligation excludes infringement arising out of (1) unauthorized use of the Products by Licensee or its customers, (2) post-delivery unauthorized modifications to the Products by Licensee or its customers; or (3) the combination, operation or use of the Products with non-Reduct supplied hardware, software, programs, data or specifications by Licensee or its customers if a different combination would avoid the infringement; provided such combination is not recommended by Reduct or contemplated by Reduct’s Product documentation. Without prejudice to the indemnity for any actions brought against Licensee referred to above, in the event that Reduct becomes aware of any actual or potential infringement claims, Reduct may at its sole option and discretion (1) procure for Licensee and its customers the right to use such Product free of any infringement liability; (2) replace such Products with a non-infringing substitute; or (3) accept Licensee’s return of the infringing Products in exchange for a refund of the purchase price paid to Reduct by Licensee therefor. THIS INDEMNITY IS REDUCT’S SOLE LIABILITY AND LICENSEE’S SOLE REMEDY FOR INFRINGEMENT OF PATENTS OR COPYRIGHTS.

ARTICLE VIII: TERM

8.1 Initial Term. This Agreement, as set forth in the Preamble, shall come into effect upon Geospatial making a payment to Reduct in the amount of four million nine hundred fifty thousand US dollars (US $ 4,950,000) pursuant to Section 2.1 hereof and shall have an initial term (the “Initial Term”) of three (3) years.

8.2 Renewal Terms. Provided that Licensee meets the Minimum Quantity requirement during the Initial Term and that the Agreement has not otherwise terminated during the Initial Term, Geospatial shall have the right to automatically renew this Agreement for successive three year terms (each such term, the “Renewal Term” and, collectively with the Initial Term, the “Term”) provided that Licensee provides written notice to Reduct of its intent to renew no later than twelve (12) months prior to the end of the Initial Term or any Renewal Term as applicable (“Renewal Notice”). Failure by Licensee to provide a Renewal Notice to Reduct shall, within five (5) days after receipt of written notice from Reduct to Licensee of such failure, be deemed to be a termination of this Agreement at the conclusion of the Initial Term or any Renewal Term (as applicable) subject to Section 9.2 hereof. Upon failure to provide a Renewal Notice to Reduct, Reduct shall be free to discuss sales, pricing and distributor terms of Products with anyone in the Territory. Should Geospatial elect not to renew the Agreement at the conclusion of the Initial Term or any of the Renewal Terms, the Agreement shall terminate at the conclusion of such term and neither party shall have any obligations whatsoever, except as specifically provided in this Agreement.

ARTICLE IX: TERMINATION

9.1 Termination For Cause. This Agreement may be terminated for cause as follows:

A. By either party upon ninety (90) days written notice if the other party commits a material breach of the Agreement and fails to cure the breach within such ninety (90) day period.

B. By Reduct upon thirty (30) days written notice if Licensee does not pay the agreed amounts pursuant to Section 2.2 hereof or does not order the Products pursuant to Article IV hereof and make payment therefore pursuant to Article V hereof.

C. By either party if the other party ceases to operate its business in the ordinary course, files for bankruptcy or has an order for relief entered against it in an involuntary bankruptcy case, files any proceeding for insolvency, reorganization, liquidation, receivership, or dissolution or there is an assignment for the benefit of creditors.

D. By (i) Licensee upon ninety (90) days written notice if (a) Reduct becomes generally ineligible to obtain or receive approval for any applicable license or export / import documents as are necessary to sell and deliver Products and Component Products; or (b) Licensee’s sales activities are materially affected by Reduct’s inability to supply the Products and such inability is not due to events described in Sections 14.2 hereof and Reduct does not remedy the situation within a reasonable period; or (ii) either party upon ninety (90) days written notice if the other party assigns this Agreement in violation of Section 15.5.

9.2 Effect of Termination.

A. Upon a termination, Licensee shall immediately pay Reduct all fees due and unpaid with respect to Products delivered to Licensee. Licensee shall following any termination of this Agreement be allowed to purchase Products at end-user terms and conditions set by Reduct or a Reduct sub-distributor in the Territory. Nothing in this Article shall prevent Licensee from selling, distributing, marketing and promoting any remaining inventory to third parties in the Territory.

B. In the event of a termination by Reduct under Section 9.1A, 9.1B, and 9.1D (ii) during the Initial Term, in addition to any other rights that Reduct may have at law or in equity and in consideration of the termination of the Original License pursuant to this Agreement, and notwithstanding Section 12.2, Licensee shall immediately pay to Reduct by wire transfer an amount in cash equal to the aggregate amount of (i) any unpaid Minimum Purchase Quantities for the twenty four (24) months following the Termination, and (ii) any unpaid additional payments under Section 2.2. If Reduct has not terminated this Agreement under Section 9.1A, 9.1B, and 9.1D(ii) prior to the end of the Initial Term this Section 9.2B shall cease to be of any force and effect.

C. Subject to Section 9.2B, except in cases of bad faith by either Reduct or Licensee, neither Reduct nor Licensee shall be liable to the other solely because of the termination of this Agreement, for compensation, reimbursement, or damages due to the loss of prospective profits or anticipated sales, or due to loss of goodwill of Reduct or Licensee. Notwithstanding the foregoing, Licensee and Reduct, as applicable, shall remain liable for any obligations for unpaid balances or credits for the Products and for damages, indemnities or other compensations due to breach of this Agreement prior to the termination.

D. The provisions of Sections 1.9, 2.2, 6.1, 7.1, 9.2, 10.1, 15.1, 15.2, 15.3, 15.4, 15.6, and Articles XI, XII and XIII shall survive any termination or expiration of this Agreement.

E. In the event either party terminates this Agreement for any reason in accordance with the terms hereof, Reduct and Licensee shall cooperate to reassure customers concerning a continuing level of service and support in accordance with each party’s legal obligations.

ARTICLE X: FEES AND TAXES

10.1 Payment. Licensee shall be obligated to pay all applicable U.S. import license fees, customs fees, taxes, tariffs, fees, duties, levies or other charges that are levied or asserted by any public authority in the Territory, and Reduct shall be obligated to pay all applicable export license fees, customs fees, taxes, tariffs, fees, duties, levies or other charges that are levied or asserted by Belgian authorities with respect to the Products purchased by Licensee.

10.2 Addition to Price. Any tax, tariff, fee, duty, levy or other charge (other than income taxes imposed upon Reduct) which Reduct may be required by any applicable law to withhold, collect or pay with respect to the import, sale, delivery, or use of any Products ordered or delivered to Licensee shall be added to the price of such products.

ARTICLE XI: CONFIDENTIALITY

11.1 Confidential Information. In negotiating and implementing this Agreement, either party may transmit to the other party (for the purpose of this clause the “Recipient”) or Recipient’s representative (for the purpose of this clause the “Representative”) certain proprietary and confidential information regarding the Products, maintenance services, marketing strategy and industry analysis (the “Confidential Information”). Such Confidential Information is defined as all non-public information which is furnished by the other Party or its representatives, regardless of whether specifically identified as proprietary or confidential together with all proprietary data on (without limitation) prices, volumes, quality, trade secrets, know-how, ideas, principles, analyses, techniques, methodologies or other documents that may be reasonably regarded as confidential under the circumstances. A Recipient’s Representative shall be deemed to include each person that is or becomes (i) a subsidiary or other affiliate of Recipient, or (ii) an officer, director, employee, partner, attorney, advisor, accountant, agent or representative of Recipient or any of Recipient’s subsidiaries or other affiliates. The term person will be broadly interpreted to include any individual and any corporation, partnership, entity or group. Each party agrees that, for the Initial Term, any Renewal Terms and a period of three (3) years after expiration or termination of this Agreement, it shall not disclose any information it receives from the other party to any other third party, person, corporation or entity. No party shall use Confidential Information for its own benefit, except as provided herein. Nothing contained in this Article XI shall grant or imply any rights by license, estoppel or otherwise. Confidential Information as used herein does not include information which: (i) is in the public domain at the time of its disclosure or which enters the public domain at any time after such disclosure through no fault of the Recipient, (ii) is generally disclosed to third parties by the disclosing party without restriction, (iii) is communicated to the Recipient by a third party having a right to do so without restriction on nondisclosure, or (iv) is approved for release by written authorization of the other party.

11.2 Each party shall safeguard any Confidential Information that it receives from the other party in connection with this Agreement. No party shall disclose or cause to be disclosed, any of the Confidential Information, except to those employees of the parties and any Affiliates who require access to the Confidential Information to perform under this Agreement.

11.3 The parties acknowledge that the disclosing party would not have an adequate remedy at law for money damages if the covenants contained in this Article XI were breached. Accordingly, the disclosing party shall be entitled to an injunction restraining such disclosure and other equitable relief (including specific performance), without the requirement of posting a bond or other security.

ARTICLE XII: LIMITATION OF LIABILITY AND REMEDIES; INDEMNITY

12.1 Liability for Termination. Except as specifically provided in Section 9.2 or this Section 12.1, neither party shall be liable to the other, by reason of the termination of this Agreement, for incidental, consequential, punitive, or special damages, reimbursement or damages due to the loss of prospective profits or anticipated sales or loss of goodwill.

12.2 Limitation of Liability for Products and Component Products; Sole Remedy. Liability under this Agreement is expressly limited to the price paid by Licensee for the Products that are the subject of a dispute or controversy. IN NO EVENT SHALL THERE BE LIABILITY FOR SPECIAL, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS OR ECONOMIC LOSS, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE.

12.3 Indemnity. Each party will defend, indemnify and hold harmless the other party and its officers, directors, employees and sublicensees (collectively, the indemnified party’s “Indemnitees”) as to and against any and all Claims asserted against, imposed upon or incurred by the other party or any of its Indemnitees arising out of or relating to (i) any misrepresentation, or any breach of warranty or covenant, by the indemnifying party under this Agreement, and (ii) any actual act or omission of the indemnifying party, related to its performance of its obligations hereunder. Reduct or any Reduct affiliate assumes no liability for any damage to Licensee’s computer network (or the computer network of any client of Licensee) from any cause other than the willful misconduct of Reduct.

ARTICLE XIII: WARRANTIES, REPRESENTATIONS AND

RESTRICTIVE COVENANTS

13.1 DISCLAIMER. THE FOLLOWING WARRANTIES FOR THE PRODUCTS ARE IN LIEU OF ALL CONDITIONS OR WARRANTIES EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED CONDITIONS OR WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND OF ANY OTHER CONDITION OR WARRANTY OBLIGATION ON THE PART OF REDUCT OR ITS LICENSORS, WHICH ARE HEREBY EXPRESSLY DISCLAIMED.

13.2 Warranty. For twelve (12) months from delivery of Products to Licensee, Reduct warrants the Products to be free from defects in material and workmanship and the Products shall further be free from material defects, program errors, and non comformaties and shall otherwise perform in all material respects in the manner specified in the documentation and other written materials provided to Licensee. This warranty will not apply if repair or parts replacement is required because of accident, neglect, misuse, transportation, or use which does not conform to the specific or general instructions of Reduct. This warranty does not apply to any Products which have been opened, disassembled, unsealed or changed except by Reduct, except that the warranty shall not be affected by any repair or alteration of a Product by a technician or other personnel skilled by Reduct in the art employed or retained by Licensee.

13.3 Remedy. Licensee’s sole remedy for and Reduct’s liability for warranty breaches are limited as set forth in Article XII and this Article XIII.

13.4 End-User Warranty. Licensee shall be obligated to provide to customers the original manufacturers’ warranties on defects in materials and workmanship, the scope and period of which shall be generally consistent with (and for the avoidance of doubt, not beyond, in excess of or in addition to) Reduct’s Warranty to Licensee in Section 13.3 above, including at minimum the following requirements: (a) Licensee shall pass on the original manufacturers’ warranties that the Products are free from defects in materials and workmanship; and (b) Licensee shall work with Reduct and the original manufacturer to correct any such defects without any charge. During the warranty period, the cost of the replacement component parts shall be borne by Reduct.

13.5 Other Representations and Warranties from Reduct. Reduct represents, warrants and undertakes to Licensee that:

(i)	save for compliance with the relevant U.S. laws and regulations for export control in respect of the Products as provided in Section 15.8, no other licenses, approvals, consents or authorizations are required from any governmental or regulatory authorities in the U.S. or Belgium, the execution and performance by Reduct of its obligations under this Agreement and the sale and distribution of the Products in the Territory;

(ii)	there is no known breach of third party intellectual property rights in respect of the Products;

(iii)	the warranties from the original manufacturers of the Products (including the component parts) are valid and subsisting and no waiver or exception has been granted by Reduct to the original manufacturers. Reduct is not aware of any events or circumstances which would or are likely to render the warranties void, invalid or unenforceable, and Reduct will take all actions to assign to or confer all rights on Licensee in respect of the warranties from the original manufacturers of the Products and the component parts thereof so as to allow the Licensee to confer the benefits of the warranties to the sub-licensees or end-users or to directly enforce the warranties against the original manufacturers; and

(iv)	Reduct is not aware of any litigation, arbitration proceeding, investigation, or actual or potential claims from any person (including governmental or regulatory authorities) concerning the safety, quality or any other aspects of the Products, the component parts, the Trademarks, or the patent rights relating to the Products and the component parts; and Reduct will notify Licensee in writing promptly upon it becoming aware of any of such claims.

The representations, warranties and undertakings set out in this Section 13.5 shall be deemed repeated on the date of execution of this Agreement, the date of issuance of the Acceptance Notice and the date of delivery of the relevant Products and/or component parts.

13.6 Representations and Warranties from Reduct, Delta Networks and Licensee. Each of Reduct, Delta Networks and Licensee represent and warrant to the other, on the date of the execution of this Agreement and for as long as Licensee remains as Licensee of the Products under this Agreement, that:

(i)	it is a company duly incorporated and organized and is validly existing under the laws of its jurisdiction of incorporation and has not been dissolved;

(ii)	it has full power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. Except as expressly provided herein, all corporate actions, conditions, approvals and requirements to be taken, fulfilled, obtained, given and done by it in order to enable it to lawfully and validly enter into, exercise its rights and perform and comply with its obligations under this Agreement have been duly and validly taken, fulfilled, obtained, given and done; and

(iii)	this Agreement constitutes a legal, valid and binding obligation of the relevant party, enforceable in accordance with its terms, subject to any rules of law or equity. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment by such party of the terms, conditions and provisions hereof will not contravene or violate or result in the breach (with or without the giving of notice or lapse of time, or both) or acceleration of any obligations of the relevant party under:

(1)	any laws applicable to the relevant party;

(2)	any judgment, order, writ, injunction or decree of any court or of any authority which is presently applicable to the relevant party;

(3)	the charter documents of the relevant party or any amendments thereto or restatements thereof; or

(4)	the provisions of any agreement, arrangement or understanding to which the relevant party is a party or by which it is bound.

13.7 Restrictive Covenants. Each party covenants with the other that it shall not, and shall cause its Affiliates not to: (i) during the term of this Agreement and for a period of two (2) years following termination or expiration of the term of this Agreement, induce or attempt to induce any director, officers or key employee of the other party or any of its Affiliates to leave employment of the other party or its Affiliate, as the case may be; (ii) use or (insofar as it can reasonably do so) allow to be used, in the case of Licensee the trade name of “Geospatial”, “Geospatial Mapping Systems”, and in case of Reduct the trade name of “Reduct” or any other trade name used by the other party or its Affiliates or any other name intended or likely to be confused with such trade names. In the event that any of the above restrictions is void but would be valid if some part of the restrictions were deleted the restrictions in question shall apply with such modification as may be necessary to make it valid.

ARTICLE XIV: FORCE MAJEURE

14.1 Excuse. Should either party be delayed or rendered unable to perform its obligations, wholly or in part, by an event of Force Majeure (defined below), it shall give the other party notice of such event and performance shall be suspended while the effects of the Force Majeure event are continuing. Such suspension shall in no event exceed a maximum of six (6) months. Reduct or Licensee, as the case may be, shall diligently seek to overcome such event of Force Majeure.

14.2 Events of Force Majeure. Neither Reduct nor Licensee shall be responsible for any delay or failure to perform its obligations due to an event of Force Majeure. Force Majeure means all events which are beyond the control of the parties, and which are unforeseen, or if foreseen, unavoidable. Such events of Force Majeure shall include, by way of example, but not limitation, the following:

(a) Fire, explosion, frost, earthquake, storm, lightning, tide, tidal wave, floods or perils of the sea, or acts of God;

(b) War, revolution, acts of public enemies or of belligerence, sabotage, blockade or transportation embargoes, insurrection or riot;

(c) Labor disputes, strikes, labor shortages or other labor problems at Reduct or Reduct’s major suppliers of parts and components and sub-assemblies;

(d) Shortage of, or an inability of, Reduct or Reduct’s suppliers to obtain raw materials, production equipment and machinery, sub-assemblies, parts and components;

(e) Expropriation, requisition, confiscation, interference by or restrictions or onerous regulation imposed by civil or military authorities;

(f) Other acts of government or agencies of government, including denials, onerous restrictions, or undue delays on export licenses or re-export authorizations; and

(g) Other causes or events, similar to those above, beyond the party’s control.

ARTICLE XV: GENERAL PROVISIONS

15.1 Arm’s Length Relationship of Parties. The relationship between Reduct and Licensee under this Agreement is that of seller and buyer with the right to resell. The parties are and will remain independent contractors and are in no way the other party’s legal representative or agent.

15.2 Governing Language. This Agreement is in the English language only, which shall be controlling in all respects. In the event this Agreement is translated into the language of the court having jurisdiction over this Agreement, the English version of this Agreement shall prevail over such translation with respect to any and all interpretations of this Agreement and with respect to any interpretation by such court of the intent of the parties hereto.

15.3 Severability. If any provision of this Agreement shall be declared void, invalid, or illegal, the validity or legality of any other provisions and of the entire Agreement shall not be affected thereby. However, the parties agree that if any such provision shall be declared void, invalid, or illegal, the parties will, in good faith, negotiate mutually acceptable substitute provisions.

15.4 Notices. Any notice regarding non-performance, breach, termination, or renewal required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (a) when received if personally delivered, (b) within five (5) days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties

(and to the persons to whom copies shall be sent), at the respective addresses of the parties set forth below or at such other address as shall be given by either party to the other in writing. All other notices may be sent by regular mail or by electronic means, as may be agreed between the parties:

If to Reduct:	If to Licensee:

Otto Ballintijn	Mark A. Smith
Reduct NV	Geospatial Holdings, Inc.
Molenberglei 42	229 Howes Run Road
B-2627 Schelle	Sarver, PA 16055
Belgium	F: +1 724-353-3049
F: +32 (0) 3 541 77 31
Email: sales@reduct.net	Email: msmith@geospatialcorporation.com

If to Delta Networks:	With a copy to:

Delta Networks Limited SA	Gerald P. Farano
Rue de Merl 74	Winston & Strawn LLP
L-2146 Luxembourg	1700 K Street, NW
Attention: Peter Magnus	Washington, DC 20006
F: +1 202-282-5100
Email: gfarano@winston.com

With a copy to:

Jan De Wispelaere
Fazantenlaan, 13
B-3050 Oud-Heverlee
Belgium

15.5 Assignability. This Agreement shall not be assigned or transferred by either party without the prior written consent of the other party provided that either party shall have the right to assign its rights, duties and obligations under this Agreement to any of its subsidiaries or Affiliates provided that if such entity ceases to be a subsidiary or Affiliate of the assigning party, the assigning party shall forthwith cause the entity to re-assign this Agreement back to the assigning party. Notwithstanding the assignment to a subsidiary or Affiliate, the original party shall remain bound by the terms of this Agreement and shall procure its subsidiary or Affiliate (as the case may be) to fulfill its obligations under this Agreement. Any attempted assignment or transfer by either party without written consent shall be void and of no effect. If consent is given, this Agreement shall be binding upon and inure to the benefit of the assigns.

15.6 Governing Law and Forum for Disputes. This Agreement shall be governed by and construed in accordance with the laws of Belgium without regard to any conflicts of laws or provisions therein. Any and all disputes arising hereunder shall be litigated, if at all, in either the Courts of Antwerp or elsewhere in Belgium, it being the intention of both parties that Belgium serve as the exclusive forum for dispute resolution. Both parties submit to the jurisdiction of the courts of Antwerp, and agree that, in the event an action is brought in the courts of Belgium, they will waive any argument of lack of personal jurisdiction or improper venue, which they might otherwise have. Both parties waive any rights to remove any action brought in a court in Belgium, to a court outside that jurisdiction.

15.7 No Waiver. Any failure of either party to enforce at any time, or for any period of time, any provision of this Agreement, shall not constitute a waiver of such provision or in any way affect the validity of this Agreement.

15.8 Export Control. Both Reduct and Licensee acknowledge that they are obligated to comply with and will strictly comply with export laws and regulations of the United States, including but not limited to the Export Administration regulations that may apply to the Products. Reduct shall provide all reasonable assistance, including the signing of any official documents, for the purpose of complying with any such laws and regulations.

15.9 Ethical Standards. Neither Reduct nor Licensee, nor any of their members, employees, representatives, officers, directors, agents, or attorneys shall take any action which would cause either itself or the other party to this Agreement to be in violation of the United States Foreign Corrupt Practices Act of 1977 (as amended), 15 U.S.C. §§78 et seq., or the anti-corruption legislation of any other country that might be applicable to the activities of either party under this Agreement.

15.10 Governmental Approvals. Reduct and Licensee shall work together in good faith to ensure that all necessary approvals by governmental authorities for the execution and performance of this Agreement, including, without limitation, applicable approvals from exchange control and fair trade authorities and import and export clearance by the authorities of the origin of the Products and the Territory, are obtained. Both Reduct and Licensee shall promptly take such action as may be reasonably necessary to obtain such approvals.

15.11 Compliance with Laws. Each party shall be responsible for compliance with any national, regional and local laws and will obtain and maintain, at its expense, all permits, licenses and government registrations and requirements necessary or appropriate to perform hereunder and will, at its own expense, make all filings with governmental authorities required by applicable law. In the event that modification to the Products or component parts is necessary to secure the importation of such Product or component part into the Territory, Reduct shall endeavor to make such modification provided that it is technically and commercially feasible to make such modifications and that the modifications do not compromise the safety or usability of the Products or component parts. If such modifications would alter the production/sourcing cost of the Products or component parts, the parties will work together in good faith to agree on a revised price list that would compensate Reduct for the additional costs arising from such modifications.

15.12 Complete Agreement. This Agreement, together with all Schedules and Exhibits hereto, sets forth the entire Agreement between the parties with respect to the subject matter hereof and supersedes all previous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof, including, but not limited to the Original Agreement and each of the Amendments. No addition to or modification of this Agreement shall be binding upon either party unless reduced to writing and duly executed by the parties hereto in the same manner as the execution of this Agreement.

Agreement shall be binding upon either party unless reduced to writing and duly executed by the parties hereto in the same manner as the execution of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of the respective parties, as of the date first above written.

REDUCT NV		GEOSPATIAL HOLDINGS, INC.

By:	/s/ Otto Ballintijn	By:	/s/ Mark Smith

Otto Ballintijn		Mark Smith
Typed Name		Typed Name

Managing Director		Chairman/CEO
Title		Title

Address:	Address:
Molenberglei 42
2627 Schelle, Belgium

Telecopier:	+32 3 451 7731	Telecopier:

Solely for the purposes of the Warrants granted pursuant to Section 2.3:

DELTA NETWORKS LIMITED SA

By:	/s/ Peter Magnus

Peter Magnus
Typed Name

CEO Delta Networks
Title

Address:
Brasslhoatseban 67
2970 Schelle, Belgium

Telecopier:

Exhibit A – Territory

North America

South America

Australia

Exhibit B – Products

DR-3.1 Pipeline Mapping System

Component Code	Brief Component Description
OMU-31	Orientation Measurement Unit with integrated wheel set
Reduction 3.1	Stand-alone Single-User OMU Communication Software
X-Traction 3.1	Stand-alone Single-User Data Processing Software
OBC3X	OMU Battery Charger
CU3X	Control Unit
FCU3X	Field Control Unit
LPC3X	Pre-installed Laptop PC
LPC3X-R	Ruggidized laptop PC
FC31	Custom Flight Case

DR-HDD-4.1 Pipeline Mapping System

Component Code	Brief Component Description
OMU-84441	Orientation Measurement Unit
Reduction 4.1	Stand-alone Single-User OMU Communication Software
X-Traction 4.1	Stand-alone Single-User Data Processing Software
OBC3X	OMU Battery Charger
CU3X	Control Unit
FCU3X	Field Control Unit
LPC3X	Pre-installed Laptop PC
LPC3X-R	Ruggidized laptop PC (upgrade price)
FC31	Custom Flight Case
SA50S17	Single Wheel Spacer Units (one with odometer)
SA50S35	Single Wheel Spacer Units (one with odometer)
SA90S35	Single Wheel Spacer Units (one with odometer)
SA90S70	Single Wheel Spacer Units (one with odometer)
SA140S80	Single Wheel Spacer Units (one with odometer)
SA140S150	Single Wheel Spacer Units (one with odometer)
SA185S190	Single Wheel Spacer Units (one with odometer)
DA50S17	Double Wheel Spacer Units (one with odometer)
DA50S35	Double Wheel Spacer Units (one with odometer)
DA90S35	Double Wheel Spacer Units (one with odometer)
DA90S70	Double Wheel Spacer Units (one with odometer)
DA140S80	Double Wheel Spacer Units (one with odometer)
DA140S150	Double Wheel Spacer Units (one with odometer)
DA185S190	Double Wheel Spacer Units (one with odometer)
28XS	Wheel set (including 2 odometer wheels)
50XS	Wheel set (including 2 odometer wheels)
35L	Wheel set (including 2 odometer wheels)
50L	Wheel set (including 2 odometer wheels)
80L	Wheel set (including 2 odometer wheels)
100L	Wheel set (including 2 odometer wheels)
140L	Wheel set (including 2 odometer wheels)

Exhibit C – Warrant Agreements

See attached.

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

GEOSPATIAL HOLDINGS, INC.

WARRANT TO PURCHASE COMMON STOCK

No. 018	Issuance Date: December 15, 2009

Void After December 31, 2012

THIS WARRANT (the “Warrant”) CERTIFIES THAT, for value received, Delta Networks Limited, SA, a company duly organized under the laws of Luxembourg (the “Holder”), or any authorized successor or assign, is entitled, on and subject to the terms set forth below, to purchase from Geospatial Holdings, Inc., a Nevada corporation (the “Company”), three million (3,000,000) shares (the “Share Number”) of Common Stock (as defined below) of the Company. The Share Number shall also be subject to adjustment as set forth below in Section 5.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Common Stock” shall mean shares of the Company’s common stock each having a par value of $0.001.

(b) “Exercise Period” shall mean the period commencing with the Issuance Date, and ending December 31, 2012, unless sooner terminated as provided below.

(c) “Exercise Price” shall mean $0.50 per share of Common Stock.

(d) “Exercise Shares” shall mean the shares of Common Stock issuable upon exercise of this Warrant.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) an executed Notice of Exercise in the form attached hereto;

(b) payment of the Exercise Price in cash by wire transfer of immediately available funds; and

(c) this Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1. Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Common Stock is greater than the Exercise Price (at the date of exercise), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)

A

Where	X =	the number of shares of Common Stock to be issued to the Holder

	Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A =	the fair market value of one share of the Company’s Common Stock (at the date of such calculation)

	B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value means on any date, as it relates to a share of the Company’s Common Stock (each a “Share”): (i) if the Shares are readily tradable on an established securities market, (x) the average of the high and low prices of such Shares as reported on the principal national securities exchange on which the Shares are then listed on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or (y) if such Shares are not listed on a national securities exchange, the average of the last reported bid price, as reported by Financial Industry Regulatory Authority, Inc. or a similar organization, in the over-the-counter market for such Shares for each of the twenty (20) business days preceding the specified date, or (ii) if the Shares are not readily tradable on an established securities market, the value determined by any means determined fair and reasonable by the board of directors of the Company, which determination shall be final and binding on all parties.

3. COVENANTS OF THE COMPANY.

3.1. Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2. No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its organizational documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3. Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. REPRESENTATIONS OF HOLDER.

4.1. Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2. Securities Are Not Registered.

(a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3. Disposition of Warrant and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i) the Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

(ii) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

(c) The Holder hereby agrees not to sell or otherwise transfer or dispose of all or any part of this Warrant or the Exercise Shares during a period specified by the representative of the underwriters of Common Stock (not to exceed one hundred eighty (180) days) following the effective date of any registration statement of the Company filed under the Act. Holder further agrees that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

4.4. Accredited Investor. The Holder represents that it is an accredited investor within the meaning of Regulation D of the Securities Act.

5. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the Exercise Price by such fraction.

7. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

8. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by telex, telegram, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses: (a) if to the Company, to Geospatial Holdings, Inc., Attention: Mark A. Smith, President & CEO, 229 Howes Run Road, Sarver, PA 16055 and (b) if to the Holder, to:

Delta Networks Limited SA

Rue de Merl 74

L-2146 Luxembourg

Attention: Peter Magnus

With a copy to:

Jan De Wispelaere

Fazantenlaan, 13

B-3050 Oud-Heverlee

Belgium

or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery, telecopy, telex or telegram, two days after mailing if by express mail, or three days after mailing if by first-class mail.

11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York without regards to the principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of December 15, 2009.

GEOSPATIAL HOLDINGS, INC.

By	/s/ Mark A. Smith
Mark A. Smith President & CEO

ACKNOWLEDGED AND AGREED:

By:

Name:

Title:

NOTICE OF EXERCISE

TO: GEOSPATIAL HOLDINGS, INC.

(1) ☐ The undersigned hereby elects to purchase                  shares of the Common Stock (the “Common Stock”) of Geospatial Holdings, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐ The undersigned hereby elects to purchase                  shares of the Common Stock (the “Common Stock”) of the Company pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute

this form and supply required information.

Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

GEOSPATIAL HOLDINGS, INC.

WARRANT TO PURCHASE COMMON STOCK

No. 019	Issuance Date: December 15, 2009

Void After December 31, 2013

THIS WARRANT (the “Warrant”) CERTIFIES THAT, for value received, Delta Networks Limited, SA, a company duly organized under the laws of Luxembourg (the “Holder”), or any authorized successor or assign, is entitled, on and subject to the terms set forth below, to purchase from Geospatial Holdings, Inc., a Nevada corporation (the “Company”), five hundred thousand (500,000) shares (the “Share Number”) of Common Stock (as defined below) of the Company. The Share Number shall also be subject to adjustment as set forth below in Section 5.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Common Stock” shall mean shares of the Company’s common stock each having a par value of $0.001.

(b) “Exercise Period” shall mean the period commencing with the Issuance Date, and ending December 31, 2013, unless sooner terminated as provided below.

(c) “Exercise Price” shall mean $0.425 per share of Common Stock.

(d) “Exercise Shares” shall mean the shares of Common Stock issuable upon exercise of this Warrant.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) an executed Notice of Exercise in the form attached hereto;

(b) payment of the Exercise Price in cash by wire transfer of immediately available funds; and

(c) this Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1. Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Common Stock is greater than the Exercise Price (at the date of exercise), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)

A

Where	X =	the number of shares of Common Stock to be issued to the Holder

	Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A =	the fair market value of one share of the Company’s Common Stock (at the date of such calculation)

	B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value means on any date, as it relates to a share of the Company’s Common Stock (each a “Share”): (i) if the Shares are readily tradable on an established securities market, (x) the average of the high and low prices of such Shares as reported on the principal national securities exchange on which the Shares are then listed on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or (y) if such Shares are not listed on a national securities exchange, the average of the last reported bid price, as reported by Financial Industry Regulatory Authority, Inc. or a similar organization, in the over-the-counter market for such Shares for each of the twenty (20) business days preceding the specified date, or (ii) if the Shares are not readily tradable on an established securities market, the value determined by any means determined fair and reasonable by the board of directors of the Company, which determination shall be final and binding on all parties.

3. COVENANTS OF THE COMPANY.

3.1. Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2. No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its organizational documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3. Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. REPRESENTATIONS OF HOLDER.

4.1. Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2. Securities Are Not Registered.

(a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3. Disposition of Warrant and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i) the Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

(ii) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

(c) The Holder hereby agrees not to sell or otherwise transfer or dispose of all or any part of this Warrant or the Exercise Shares during a period specified by the representative of the underwriters of Common Stock (not to exceed one hundred eighty (180) days) following the effective date of any registration statement of the Company filed under the Act. Holder further agrees that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

4.4. Accredited Investor. The Holder represents that it is an accredited investor within the meaning of Regulation D of the Securities Act.

5. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the Exercise Price by such fraction.

7. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

8. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by telex, telegram, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses: (a) if to the Company, to Geospatial Holdings, Inc., Attention: Mark A. Smith, President & CEO, 229 Howes Run Road, Sarver, PA 16055 and (b) if to the Holder, to

Delta Networks Limited SA

Rue de Merl 74

L-2146 Luxembourg

Attention: Peter Magnus

With a copy to:

Jan De Wispelaere

Fazantenlaan, 13

B-3050 Oud-Heverlee

Belgium

or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery, telecopy, telex or telegram, two days after mailing if by express mail, or three days after mailing if by first-class mail.

11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York without regards to the principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of December 15, 2009.

GEOSPATIAL HOLDINGS, INC.

By	/s/ Mark A. Smith
Mark A. Smith President & CEO

ACKNOWLEDGED AND AGREED:

By:	/s/ Peter Magnus

Name:	Peter Magnus

Title:	CEO Delta Networks

NOTICE OF EXERCISE

TO: GEOSPATIAL HOLDINGS, INC.

(1) ☐ The undersigned hereby elects to purchase                  shares of the Common Stock (the “Common Stock”) of Geospatial Holdings, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐ The undersigned hereby elects to purchase                  shares of the Common Stock (the “Common Stock”) of the Company pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute

this form and supply required information.

Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit D – Pricing of Products

[See Official Pricing Guide DR-HDD-4.1 issued on January 1, 2006 and DR-3.1 Pipeline Mapping System Official Price List issued July 31, 2006 attached hereto by reference.]

Schedule 2.1 – Minimum Quantity

The Licensee is obligated to meet the following Minimum Purchase Quantities as described in Section 2.1 of the Agreement and shall make a payment to Reduct in the amount and by the date set forth in more detail hereunder.

Period	Minimum Purchase Quantity
2009

US$4,950,000 by the earlier of either: (i) the closing by Licensee of a round of convertible preferred or common stock financing in an amount that equals or exceeds ten million US dollars (US$10,000,000), or (ii) January 31, 2010.

Upon receipt of this 2009 Minimum Purchase Quantity, Licensee shall receive Products at the prices set forth on Exhibit D.

2010	US$6,000,000 as follows: US$2,500,000 on June 30, 2010, and US$1,750,000 on September 30, 2010, and US$ 1,750,000 on December 15, 2010

2011	US$7,750,000 in quarterly installments on March 31, 2011, June 30, 2011, September 30, 2011, and December 31, 2011

2012

US$6,612,500 in quarterly installments on March 31, 2012, June 30, 2012, September 30, 2012, and December 31, 2012

** For 2013, the Minimum Purchase Quantity shall be calculated as a 15% increase from the 2012 Minimum Purchase Quantity and all orders for Minimum Purchase Quantities shall be submitted and prepaid for by no later than the end of each calendar quarter. The Minimum Purchase Quantity shall thereafter be calculated as a 15% increase from the Minimum Purchase Quantity of the previous year and all orders for Minimum Purchase Quantities shall be submitted and prepaid for by no later than the end of each calendar quarter.

Schedule 6.1 – Trademarks

Mark	Territory	Status
Reduct	North America, South America America, Australia	Registration Pending
Reduct Pipeline Mapping Systems	North America, South America America, Australia	Registration Pending
Reduct Digital Duct Detection	North America, South America America, Australia	Registration Pending
DuctRunner	North America, South America America, Australia	Registration Pending

Schedule 7.1 – Patents

International Patent Application, Publication Number WO 2004/048893 A1

United States Patent Application, Application Number 10/536,006

DC:620622.2

DC:594372.5